EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 our report dated October 17, 2002 relating to the financial statements of Pihana Pacific, Inc., which appears in Equinix, Inc.’s Form S-3 filed the Securities Exchange Commission on March 27, 2003.

/S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California March 25, 2003